Exhibit 11(b)




                      Consent of Independent Accountants



To the Board of Directors of
Exeter Fund, Inc.:

          We hereby consent to the following with respect to Post-Effective Amendment No. 29 to the Registration Statement on Form N-1A (File No. 2-92633) under the Securities Act of 1933, as amended, of Exeter Fund, Inc. (Formerly Manning & Napier Fund, Inc.):

          1. The incorporation by reference of our reports dated January 23, 1998 accompanying the financial statements and financial highlights of the Small Cap Series, International Series, World Opportunities Series, Global Fixed Income Series, Diversified Tax Exempt Series, New York Tax Exempt Series and Ohio Tax Exempt Series (seven series of Exeter Fund, Inc.) as of December 31, 1997 into the Statement of Additional Information.

          2. The reference to our Firm under the heading "Financial Highlights" in the Prospectuses.

          3. The reference to our firm under the headings "Financial Statements" and "Custodian and Independent Accountants" in the Statement of
 Additional Information.


                                     /s/Coopers & Lybrand L.L.P.
                                        Coopers & Lybrand L.L.P.


Boston, Massachusetts
April 14, 1998